Exhibit 99.1

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.SOFTWARE ANNOUNCES AGREEMENT TO BE ACQUIRED BY SYMPHONY

TECHNOLOGY GROUP

Stockholders will receive $7.63 in cash per share with total transaction valued at approximately $360 million

SANTA ANA, Calif. – July 7, 2009 - MSC.Software (NASDAQ: MSCS), a leading global provider of simulation software and services, today announced that it has entered into a definitive agreement with affiliates of Symphony Technology Group (STG) under which a company controlled by STG will acquire all of MSC’s outstanding shares in a one-step cash merger transaction valued at approximately $360 million. Under the terms of the agreement, MSC’s stockholders will receive $7.63 in cash for each share of MSC common stock. This price per share represents approximately a 13% premium to the closing price per share of MSC’s stock prior to this announcement and approximately a 24% premium compared to the 90 trading-day trailing closing average price per share.

“After a careful and thorough review of all strategic alternatives available to MSC, the MSC Board of Directors has approved this agreement as it represents the best option for our stockholders,” said Ash Munshi, Interim Chief Executive Officer and President of MSC. “This decision is the culmination of a long process of review and examination, and in addition to maximizing value for our stockholders, provides excellent opportunities for our employees and customers.”

“This transaction will allow the company to stay focused on delivering leading simulation solutions. We are pleased that Symphony has recognized MSC’s success to date and look forward to this next stage in the company’s life,” continued Mr. Munshi.

“MSC’s offerings are the clear market leading simulation solutions with proven track records of delivering compelling value to customers. MSC has a long history of driving innovation in the design simulation space for multiple industries. Symphony’s mission is to be a partner in helping to build great companies and in enabling growth through innovation, so we are very pleased to have the opportunity to build upon the strong franchise that the MSC team has developed over the past 45 years,” said Dr. Romesh Wadhwani, Chief Executive Officer and Managing Director of Symphony Technology Group.

MSC’s Board of Directors has approved the merger agreement and will recommend that stockholders adopt the agreement. In connection with the transaction, stockholders representing approximately 14% of the outstanding shares of MSC, including the company’s largest stockholder Elliott Associates and all of the company’s directors and executive officers, have entered into voting agreements to vote in favor of the transaction. Elliott Associates has also committed to provide debt and equity financing to help finance the transaction. Wells Fargo Foothill, part of Wells Fargo & Company (NYSE:WFC), and CapitalSource Bank have committed to provide senior debt financing.

The transaction is subject to customary closing conditions, including approval of MSC’s stockholders and regulatory approvals and is expected to close near the end of the third quarter of 2009.

J.P. Morgan Securities Inc. is acting as financial advisor to MSC in connection with the transaction.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a global leader of simulation solutions that help companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software, services and systems. MSC employs more than 1000 people around the world. For additional information about MSC’s products and services, please visit www.mscsoftware.com.

About Symphony Technology Group

Symphony Technology Group (STG) is a strategic private equity firm with the mission of investing in and building great software and services companies. In addition to capital, STG provides transformative expertise to enable its companies to deliver maximum value to their clients to retain and attract the best talent and to achieve best in class business performance. All STG companies are expected to grow through innovation. STG’s current portfolio consists of nine global companies with combined revenue of $2.5 billion and 15,000 employees spread evenly across North America, Europe and Asia.

Important Information For Investors And Stockholders

MSC.Software Corporation will file a proxy statement with the SEC in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by MSC.Software Corporation are available free of charge by contacting Investor Relations by telephone at (714) 444- 8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

MSC.Software Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MSC.Software Corporation in connection with the merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be set forth the proxy statement described above. Additional information regarding these directors and executive officers is also included in MSC.Software Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from MSC.Software Corporation by contacting Investor Relations by telephone at (714) 444-8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to MSC.Software Corporation on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither MSC.Software Corporation nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond MSC.Software Corporation’s control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. MSC undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to MSC.Software Corporation’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.